Exhibit 99.1

   Sonic Solutions Reports Results for Third Quarter Ended December 31, 2005; Sonic Solutions Reports Record Revenues and Profits for its Fiscal Third Quarter

     NOVATO, Calif.--(BUSINESS WIRE)--Feb. 8, 2006--Sonic Solutions (NASDAQ:SNIC) today announced its financial results for the third quarter of fiscal 2006. Quarterly revenues were a record $40.8 million, up 28% from $31.9 million in the second fiscal quarter of the year, and up more than 100% from $19.7 million for the third quarter of fiscal 2005.
     Operating income for the third quarter of fiscal 2006 was $9.3 million or 22.8% of revenue compared to $3.2 million or 10.1% of revenue for the second quarter of fiscal 2006 and an operating loss of $0.7 million or 3.7% for the third quarter of fiscal 2005. Net income grew to $8.2 million or $0.30 per share in the third quarter of fiscal 2006 versus $3.1 million or $0.11 per share in the second quarter of fiscal 2006 and net loss of $419,000 or $0.02 per share in the third quarter of fiscal 2005.
     Dave Habiger, President and Chief Executive Officer of Sonic, stated, "We are pleased with the Company's results this quarter as we celebrated the one year anniversary of the Roxio acquisition. We have begun to reap the rewards of our investment and continue to see tremendous opportunity from the integration of Sonic and Roxio. We are well positioned as the leading digital media software provider for next-generation high definition formats and channels."
     Sonic will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today to discuss its financial results for the third quarter of fiscal 2006. Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Company's website at www.sonic.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until February 15, 2006, at 9 p.m. PST and can be accessed by dialing 888-203-1113 and entering confirmation code 4639317.


                            Sonic Solutions
            Condensed Consolidated Statements of Operations
         (in thousands, except per share amounts -- unaudited)

                                 Three Months Ended Nine Months Ended
                                    December 31,       December 31,
                                    2005     2004    2005(1)   2004
                                   -------- -------- -------- --------

Net Revenue                       $ 40,774 $ 19,677 $108,241 $ 55,023

Cost of Revenue                      9,435    3,008   26,353    6,980
                                   -------- -------- -------- --------

 Gross Profit                       31,339   16,669   81,888   48,043
                                   -------- -------- -------- --------

Operating expenses
  Marketing and sales                7,751    4,553   23,628   12,151
  Research and development          10,133    6,992   30,826   20,175
  General and administrative         4,158    1,673   12,421    4,260
  Business integration                 ---    1,087      336    1,087
  Acquired in-process technology       ---    3,100      ---    3,100
                                   -------- -------- -------- --------
 Total operating expenses           22,042   17,405   67,211   40,773
                                   -------- -------- -------- --------
 Operating income (loss)             9,297     (736)  14,677    7,270

Other income (expense), net           (445)     365     (793)     596
                                   -------- -------- -------- --------

  Income (loss) before
   income taxes                      8,852     (371)  13,884    7,866
Provision (benefit) for income
 taxes                                 651       48   (3,323)     723
                                   -------- -------- -------- --------

 Net income (loss)                $  8,201 $   (419)$ 17,207 $  7,143
                                   ======== ======== ======== ========
 Net income (loss) per share
     Basic                        $   0.33 $  (0.02)$   0.70 $   0.31
                                   ======== ======== ======== ========
     Diluted                      $   0.30 $  (0.02)$   0.63 $   0.27
                                   ======== ======== ======== ========

 Shares used in
 computing net income
 (loss) per share
     Basic                          24,806   23,627   24,581   23,031
                                   ======== ======== ======== ========
     Diluted                        27,117   23,627   27,531   26,383
                                   ======== ======== ======== ========

(1) The condensed consolidated statement of operations for the nine months ended December 31, 2005, reflects the impact of the additional income tax benefit described below.

                            Sonic Solutions
                 Condensed Consolidated Balance Sheets
                 (in thousands, except share amounts)

                                                     2005
                                          ----------------------------
    ASSETS                                March 31,(2) December 31,(3)
  ----------                             ------------- ---------------
                                                         (unaudited)
Current Assets:
    Cash and cash equivalents            $      35,436  $      15,726
    Short term investments                         ---         33,925
    Accounts receivable, net of allowance
     for returns and doubtful accounts of
     $10,068 and $8,799 at March 31, 2005
     and December 31, 2005, respectively        12,839         23,664
    Inventory                                      755            687
    Unbilled receivables                           121            ---
    Prepaid expenses and other
     current assets                              2,153          3,735
                                          -------------  -------------
          Total current assets                  51,304         77,737

Fixed assets, net                                6,756          5,447
Purchased and internally developed
 software costs, net                             1,595          1,347
Goodwill                                        54,664         54,159
Acquired intangibles, net                       49,046         45,115
Other assets                                     2,583          6,322
                                          -------------  -------------

    Total assets                         $     165,948  $     190,127
                                          =============  =============

    LIABILITIES AND SHAREHOLDERS' EQUITY
-----------------------------------------
Current Liabilities:
    Accounts payable                     $       9,087  $       6,123
          Accrued liabilities                   19,164         24,209
          Deferred revenue                       5,176         10,237
          Obligations under capital
          leases, current portion                   84             48
                                          -------------  -------------
         Total current liabilities              33,511         40,617
  Bank note payable                             30,000         30,000
  Other long term liabilities, net
   of current portion                            2,217            172
  Deferred revenue, net of current
   portion                                         756            481
Obligations under capital leases,
 net of current portion                             41              3
                                          -------------  -------------
              Total liabilities                 66,525         71,273
                                          -------------  -------------

Shareholders' Equity:
  Convertible preferred stock, no par
   value, 10,000,000 shares authorized;
   0 shares issued and outstanding at
   March 31, 2005, and December 31,
   2005, respectively                              ---            ---
  Common stock, no par value, 100,000,000
   shares authorized; 24,308,730 and
   24,832,986 shares issued and
   outstanding at March 31, 2005
   and December 31, 2005, respectively         106,410        109,256
  Accumulated other comprehensive loss            (274)          (896)
  Accumulated earnings (deficit)                (6,713)        10,494
                                          -------------  -------------
     Total shareholders' equity                 99,423        118,854
                                          -------------  -------------
      Total liabilities and shareholders'
      equity                             $     165,948  $     190,127
                                          =============  =============

(2) The consolidated balance sheet at March 31, 2005 has been derived from the Company's audited consolidated financial statements on Form 10-K at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
(3) The consolidated balance sheet at December 31, 2005 reflects the impact of the additional income tax benefit described below.


     Increase in Historical Earnings due to Tax Benefit

     As a result of the recent completion and filing of our fiscal 2005 federal and California income tax returns, we have revised the amount of our Research and Development tax credits. This revision increases our tax benefit and net income for our first quarter of fiscal 2006 by $1,891,000 and increases earnings per share for that quarter from the $0.15 previously reported to $0.21. The impact of this revision is reflected in the results for the nine months ended December 31, 2005 provided herewith. We plan to file amended Quarterly Reports on Form 10-Q for the first and second quarters ended June 30, 2005 and September 30, 2005, originally filed with the Securities and Exchange Commission on August 15, 2005 and November 9, 2005, respectively, to reflect this change and to restate the financial statements for those periods.

     About Sonic Solutions

     Sonic Solutions (NASDAQ:SNIC)(http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.
     Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with personal computers ("PCs"), after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

     Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

     Forward-Looking Statements

     This press release and Sonic's third quarter ended December 31, 2005 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the fiscal quarter ending March 31, 2006, the fiscal year ending March 31, 2006 and the fiscal year ending March 31, 2007; the gross margin, operating margin, effective tax rate and cost of compliance with the Sarbanes-Oxley Act of 2002, as amended ("SOX"), assumed for the guidance; and views regarding the opportunities and benefits achieved through Sonic's integration of the Roxio Consumer Software Division, as well as by deepening OEM relationships, mobile entertainment developments, on-demand media business models and next-generation high definition formats. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, Sonic's ability to successfully complete its integration of Roxio's Consumer Software Division and former employees into Sonic's business and realize the anticipated synergies and cost savings from the acquisition; the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of SOX compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with the defense of litigation and intellectual property claims; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent quarterly report on Form 10-Q and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.


     CONTACT: Sonic Solutions
              A. Clay Leighton, 415-893-8000 (Chief Financial Officer)
              Fax: 415-893-8008
              clay_leighton@sonic.com
              or
              StreetSmart Investor Relations
              Brooke Deterline, 415-893-7824
              Anne Leschin, 415-775-1788
              investinsonic@sonic.com